EXHIBIT 23.1



	       CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Comtex News Network, Inc. 1997 Employee Stock Purchase Plan, of our report dated August 29, 2002 with respect to the consolidated financial statements of Comtex News Network, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.


                                     /S/ ERNST & YOUNG LLP
                                     Ernst & Young LLP


McLean, Virginia
December 30, 2002